UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 25, 2005

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905
(Address of principal executive offices)

(203) 461-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2005, the Board of Directors of MeadWestvaco Corporation elected Vice Admiral Edward M. Straw a member of the Board of Directors of the corporation. Mr. Straw will serve as a member of the Audit Committee and the Committee on Safety, Health and the Environment. Mr. Straw is not related to any (i) director or executive officer of the company, (ii) persons nominated or chosen by the company to become directors or executive officers, (iii) beneficial owner of more than 5% of the company’s securities, or (iv) to any immediate family members of any such persons. There are no transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Straw had, or will have, a direct or indirect material interest.

Attached hereto as Exhibit 99.1 is a copy of the News Release announcing the election of Vice Admiral Edward M. Straw to the Board of Directors of the corporation.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Ex. No.	Description
99.1	Press release dated October 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ John J. Carrara
John J. Carrara
Assistant Secretary

Date: October 26, 2005